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                                                               Exhibit No. 23.01



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 31, 1996 (except as to matters discussed in Note 9 for which the date is December 16, 1996), which was previously included into the Form S-1 filed by Mastech Corporation with the Securities and Exchange Commission (File No. 333-14169), into this Registration Statement and to all references to our Firm included in this Registration Statement.

Pittsburgh, Pennsylvania                                     Arthur Andersen LLP
January 17, 1997